Exhibit 10(cxxxvi)

FIRST AMENDMENT
TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 29, 2004 (this “Amendment”), is by and among HAMILTON BEACH/PROCTOR-SILEX, INC., a Delaware corporation (the “Company”), its U.S. and Canadian Subsidiaries identified as Subsidiary Borrowers on the signature pages hereto (the “Subsidiary Borrowers”) (hereinafter, the Company and the Subsidiary Borrowers are collectively referred to as the “Borrowers” or individually referred to as a “Borrower”), each of the financial institutions identified as Lenders on the signature pages hereto (the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent for the Lenders (the “Administrative Agent” or the “Agent”), ABN AMRO BANK N.V., CANADA BRANCH, as Canadian Agent (the “Canadian Agent”), KEY BANK, NATIONAL ASSOCIATION, as Syndication Agent, FLEET CAPITAL CORPORATION, as Documentation Agent, LASALLE BUSINESS CREDIT, INC., as Documentation Agent, and NATIONAL CITY BUSINESS CREDIT, INC., as Documentation Agent.

W I T N E S S E T H:

     WHEREAS, pursuant to a Credit Agreement dated as of December 17, 2002 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrowers, the Lenders and the Administrative Agent, the Lenders have extended commitments to make certain credit facilities available to the Borrowers;

     WHEREAS, the Borrowers have requested that the Credit Agreement be amended as described herein;

     WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement and to grant such waivers, subject to the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

PART I
DEFINITIONS

     SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

     “Amendment Effective Date” is defined in Subpart 3.1.

     SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement (as amended hereby).

PART II
AMENDMENTS TO CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Amendment Effective Date, the Credit Agreement is hereby amended in accordance with this Part II.

     SUBPART 2.1. Amendments to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:

     (A) The definition of “Applicable Inventory Percentage” is hereby deleted in its entirety and replaced with the following:

     “Applicable Inventory Percentage” means the advance rate established from time to time by the Administrative Agent in its reasonable discretion. The initial Applicable Inventory Percentage on the Amendment Effective Date for Eligible Inventory included in the U.S. Borrowing Base or the Canadian Borrowing Base shall be seventy percent (70%). The Applicable Inventory Percentage can be readjusted periodically based on each new Inventory Appraisal such that the advance rate shall be a percentage no greater than the lesser of (a) seventy percent (70%) or (b) the percentage which, when multiplied by Eligible Inventory of the Borrowers, would yield an amount equal to the product of eighty-five percent (85%) multiplied by the Net Orderly Liquidation Value of the finished goods Inventory of the Borrowers. The above-mentioned advance rate may not be increased without the consent of all the Lenders; provided, however, that the foregoing shall not prevent the Administrative Agent from increasing the advance rate which had been lowered by the Administrative Agent back to seventy percent (70%) or to intermediate levels, but in no event higher than seventy percent (70%).

     (B) The table set forth in the definition of “Applicable Percentage” is hereby deleted in its entirety and replaced with the following:

		Applicable
		Percentage for
		Eurodollar Loans,
		Bankers’
		Acceptances and Letter	Applicable	Applicable
		of Credit	Percentage for Base	Percentage for
Tier Levels	Leverage Ratio	Fees	Rate Loans	Unused Fees
1	>3.75 to 1.00	3.00%	1.75%	0.50%
	> 3.25 to 1.00,
2	but ≤ 3.75 to 1.00	2.75%	1.50%	0.50%
	> 2.75 to 1.00,
3	but ≤ 3.25 to 1.00	2.50%	1.25%	0.50%
	> 2.25 to 1.00,
4	but ≤ 2.75 to 1.00	2.25%	1.00%	0.50%
	> 1.75 to 1.00,
5	but ≤ 2.25 to 1.00	2.00%	0.75%	0.375%
	> 1.50 to 1.00,
6	but ≤ 1.75 to 1.00	1.75%	0.50%	0.375%
7	≤ 1.50 to 1.00	1.50%	0.25%	0.375%

     (C) Clause (xiii) of the definition of “Eligible Accounts Receivable” is hereby deleted in its entirety and replaced with the following:

     (xiii) the amount of the Account, when aggregated with all other Accounts of such account debtor (excluding Wal Mart), exceeds twenty percent (20%) in face value of all Accounts of the Borrowers then outstanding, to the extent of such excess (provided, that the Accounts owed by Kmart shall not exceed $10,000,000); or

     (D) The definition of “Eligible Trademark Amount” is hereby deleted in its entirety and replaced with the following:

     “Eligible Trademarks Amount” means the most recent appraised value of the Eligible Trademarks reviewed and accepted by the Administrative Agent, provided that in no event shall the Eligible Trademarks Amount equal more than (a) $15,000,000 for the period from the Closing Date through January 31, 2004, (b) $10,000,000 for the period from February 1, 2004 through January 31, 2005, (c) $5,000,000 for the period from February 1, 2005 through January 31, 2006 or (d) $0 from February 1, 2006 through the Maturity Date.

     (E) The definition of “Excess Availability” is hereby deleted in its entirety and replaced with the following:

     “Excess Availability” means at any time the sum of (I) (a) the lesser of (i) the U.S. Revolving Loan Commitment and (ii) the U.S. Borrowing Base minus (b) the aggregate amount of (i) U.S. Revolving Loans outstanding plus (ii) the LOC Obligations, plus (II) (a) the lesser of (i) the Canadian Revolving Loan Commitment and (ii) the Canadian Borrowing Base minus (b) the aggregate amount of (i) Canadian Revolving Loans outstanding plus (ii) the BA Obligations.

     (F) The definition of “Maturity Date” is hereby deleted in its entirety and replaced with the following:

     “Maturity Date” means July 31, 2007.

     (G) The definition of “U.S. Borrowing Base” is hereby deleted in its entirety and replaced with the following:

     “U.S. Borrowing Base” means a U.S. dollar amount equal to the sum of (a) an amount equal to the product of (i) 85% multiplied by (ii) the Eligible Accounts Receivable of the U.S. Borrowers, plus (b) the U.S. Eligible Inventory Amount, plus (c) the Eligible Trademarks Amount minus (d) the Derivative Reserve minus (e) other reserves established by the Administrative Agent from time to time in its sole discretion. Subject to the relevant terms and provisions set forth herein, the Administrative Agent at all times shall be entitled to adjust the advance rates and standards of eligibility under this Credit Agreement in its sole discretion. Promptly, and in any event within ten Business Days’ thereafter, the Administrative Agent will notify the Company if it establishes reserves or if it adjusts the advance rates and standards of eligibility under this Credit Agreement.

     (H) The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

     “Amendment Effective Date” means June 29, 2004.

     “Anti-Terrorism Laws” shall have the meaning ascribed thereto in Section 6.32.

     “Extraordinary Dividend” means cash dividends paid by the Company on its common capital stock to Holdings in an aggregate amount during the term of this Credit Agreement of up to $35,000,000.

     “NACCO Debt” means unsecured Indebtedness incurred by the Company or any other Credit Party, which, in each case, is expressly subordinated and made junior to the payment and performance in full of the Obligations and contains terms and conditions reasonably satisfactory to the Agent, including, without limitation, terms requiring payment no more frequently than quarterly and only so long as pro forma Excess Availability would be at least $10,000,000 (net of past due accounts payable) for a period of at least 90 days following any such payment and no Default or Event of Default under the Credit Agreement shall have occurred and be continuing at the time of the making of such payment or would result therefrom.

     (I) The definitions of the terms “Adjusted Non-Seasonal Rate” and “Adjusted Seasonal Rate” are hereby deleted from Section 1.1 of the Credit Agreement.

     SUBPART 2.2. Addition of Section 6.32. A new Section 6.32 is hereby added to the Credit Agreement which shall read as follows:

     6.32 Anti-Terrorism Laws. Neither the making of the Loans hereunder nor the Borrowers’ use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or is in violation of any Federal statute or Presidential Executive Order, including without limitation Executive Order 13224 66 Fed. Reg. 49079 (September 25, 2001) (Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism)(collectively, “Anti-Terrorism Laws”).

     SUBPART 2.3. Amendment to Section 7.10. Section 7.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     7.10 Use of Proceeds. The proceeds of the Loans hereunder will be used solely (a) to pay the Extraordinary Dividend, but only to the extent permitted by Section 9.11 hereof, (b) for capital expenditures and general corporate and working capital purposes of the Borrowers and their Subsidiaries in the ordinary course of business and (c) as otherwise permitted under this Agreement.

     SUBPART 2.4 Amendment to Section 7.12. The fourth sentence of Section 7.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     Prior to the occurrence and continuance of an Event of Default, the first two field examinations per fiscal year shall be conducted at the Credit Parties’ expense (which shall include out-of-pocket expenses, including a per diem cost per examiner).

     SUBPART 2.5 Amendment to Section 8.1. Section 8.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     Leverage Ratio. The Consolidated Group shall maintain a Leverage Ratio of no greater than 3.0 to 1.0 as of the last day of each fiscal month.

     SUBPART 2.6 Amendment to Section 9.1. Section 9.1 of the Credit Agreement is hereby amended by relettering clause (l) as clause (m) and adding a new clause (l) which shall read as follows:

     (l) the NACCO Debt; and

     SUBPART 2.7 Amendment to Section 9.11. Section 9.11 of the Credit Agreement is hereby amended by adding the following clause to the end thereof:

     , and (f) the payment of the Extraordinary Dividend, so long as (i) pro forma Excess Availability would be at least $10,000,000 (net of past due accounts payable) for a period of at least 90 days following any such payment, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such payment or would result therefrom, (iii) prior to the payment of the Extraordinary Dividend, the Company shall have provided a budget, in form and substance satisfactory to the Agent, for the applicable fiscal year in which such Extraordinary Dividend is to be paid, prepared on a monthly basis including a forecasted balance sheet, income statement, statement of cash flow, borrowing base, excess availability, capital expenditure and covenant compliance, all of which shall give effect to the proposed Extraordinary Dividend.

     SUBPART 2.8. Addition of Section 9.20. A new Section 9.20 is hereby added to the Credit Agreement which shall read as follows:

     9.20 Excess Availability. The Credit Parties will not permit Excess Availability to be less than $10,000,000 (net of past due accounts payable) at any time during the 90 day period following the payment of (a) any Extraordinary Dividend or (b) any payment in connection with the NACCO Debt.

PART III
CONDITIONS TO EFFECTIVENESS

     SUBPART 3.1. Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the “Amendment Effective Date”) when all of the conditions set forth in this Subpart 3.1 shall have been satisfied.

     SUBPART 3.1.1. Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower and the Required Lenders.

     SUBPART 3.1.2. Amendment Fee. The Borrower shall have paid or caused to be paid an amendment fee to the Administrative Agent in connection with this Amendment for the account of each Lender that shall have returned executed signature pages to this Amendment no later than noon on Monday, June 28, 2004, as directed by the Administrative Agent, in an aggregate amount equal to $287,500 to be shared by such Lenders on a pro rata basis according to each such Lender’s aggregate Commitment as of the date hereof.

     SUBPART 3.1.3. Other Fees. The Borrowers shall have paid such other fees and expenses owed by them to the Lenders and the Administrative Agent to the extent invoiced prior to the Amendment Effective Date.

     SUBPART 3.1.4. Resolutions. The Administrative Agent shall have received certified copies of resolutions of the board of directors of each of the Borrowers and consents from any applicable third party approving this Amendment and authorizing the execution and delivery hereof.

     SUBPART 3.1.5. Budget. The Administrative Agent shall have received and reviewed the Company’s budget for its fiscal year 2004 on a monthly basis and for fiscal years 2005, 2006 and 2007 on an annual basis including a forecasted balance sheet, income statement, statement of cash flow, borrowing base, excess availability, capital expenditure and covenant compliance, each of which shall be satisfactory to the Agent in its sole discretion.

     SUBPART 3.1.6 Legal Opinion. The Administrative Agent shall have received an opinion, or opinions, in form and substance satisfactory to the Administrative Agent and the Canadian Agent, addressed to the Agents on behalf of the Lenders and dated as of the date hereof, from U.S. and Canadian legal counsel to the Credit Parties which covers, among other matters, valid corporate existence and authority, legality, validity and binding effect of this Amendment and the Credit Agreement, as amended by this Amendment.

     SUBPART 3.1.7. Other Documents. The Administrative Agent shall have received such other documentation and legal opinions as the Administrative Agent may reasonably request in connection with the foregoing, all in form reasonably satisfactory to the Administrative Agent.

PART IV
REPRESENTATIONS AND WARRANTIES

     SUBPART 4.1. Each Borrower hereby represents and warrants that (i) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which by their terms expressly relate to an earlier date) and after giving effect to the transactions contemplated herein, (ii) no Default or Event of Default has occurred and is continuing on and as of the date hereof and after giving effect to the transactions contemplated herein, (iii) it has the corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment, and (iv) it has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity.

PART V
MISCELLANEOUS

     SUBPART 5.1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

     SUBPART 5.2. Instrument Pursuant to Credit Agreement. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

     SUBPART 5.3. References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Credit Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

     SUBPART 5.4. Survival. Except as expressly modified and amended in this Amendment, all of the terms and provisions and conditions of each of the Credit Documents shall remain unchanged.

     SUBPART 5.5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by telecopy shall be as effective as an original executed counterpart hereof and shall constitute a representation that an original executed counterpart will be delivered.

     SUBPART 5.6. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     SUBPART 6.7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[remainder of page intentionally left blank]

     Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:	HAMILTON BEACH/PROCTOR-SILEX, INC.,

By:

Name: James H. Taylor
Title: Vice President and Treasurer

U.S. SUBSIDIARY BORROWERS:

[NONE]

CANADIAN BORROWER:

PROCTOR-SILEX CANADA INC.

By:

Name: James H. Taylor
Title: Treasurer

AGENTS AND LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent and as a Lender

By:

Name:

Title:

ABN AMRO BANK N.V., CANADA BRANCH, in its capacity as Canadian Agent and as a Lender

By:

Name:

Title:

KEY BANK, NATIONAL ASSOCIATION, in its capacity as Syndication Agent and as a Lender

By:

Name:

Title:

FLEET CAPITAL CORPORATION, in its capacity as Documentation Agent and as a Lender

By:

Name:

Title:

LASALLE BUSINESS CREDIT, INC., in its capacity as Documentation Agent and as a Lender

By:

Name:

Title:

NATIONAL CITY BUSINESS CREDIT, INC., in its capacity as Documentation Agent and as a Lender

By:

Name:

Title:

WASHINGTON MUTUAL BANK, as a Lender

By:

Name:

Title:

SOVEREIGN BANK, as a Lender

By:

Name:

Title:

THE PROVIDENT BANK, as a Lender

By:

Name:

Title:

[end of signature pages]